EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces First Quarter 2018 Financial Results

MIDVALE, Utah, May 24, 2018 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen weeks ended May 5, 2018.

Jon Barker, Chief Executive Officer, stated, “We are excited with the start to the fiscal year as our top and bottom line results for the first quarter came in at the high end of our expectations. Our topline was driven by strong new store performance and comp growth of 3.4%, which, when combined with consistent gross margins and disciplined cost control, resulted in bottom line performance at the high end of our outlook. We continued to make progress against each of our strategic initiatives including our comprehensive omni-channel strategy, which includes growth of brick and mortar as well as ecommerce, customer acquisition & engagement and merchandising assortment. We look forward to building on this progress throughout fiscal 2018 and strengthening our competitive positioning.”

Mr. Barker added, “We are also very pleased to announce today the amendment and restatement of our credit agreement. We increased our borrowing capacity to $250 million under our revolving credit facility and added a new $40 million term loan.  We used proceeds from our revolving credit facility and new term loan to repay our prior term loan, which we expect to reduce our interest expense by approximately $4.5 million on an annualized basis, as we focus on managing our capital structure through continued collaboration with our lenders.”

For the thirteen weeks ended May 5, 2018:

  Net sales increased by 14.8% to $180.1 million from $156.9 million in the first quarter of fiscal year 2017. Same store sales increased by 3.4% from the comparable prior year period.

  Loss from operations was $3.7 million compared to $3.8 million in the first quarter of fiscal year 2017. Adjusted loss from operations, which excludes charges incurred in conjunction with the retirement of the Company’s former CEO, was $1.0 million, compared to adjusted loss from operations, which excludes professional and other fees incurred in connection with evaluation of a strategic acquisition, of $2.0 million for the first quarter of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  The Company opened two new stores in the first quarter of fiscal 2018 and ended the quarter with 89 stores in 22 states, or square footage growth of 8.9% from the end of the first quarter of fiscal year 2017.

  Interest expense increased to $3.6 million from $3.2 million in the first quarter of fiscal year 2017.

  Net loss was $5.8 million compared to net loss of $4.5 million in the first quarter of fiscal year 2017. Adjusted net loss, which excludes charges incurred in conjunction with the retirement of the Company’s former CEO, was $3.6 million compared to adjusted net loss, which excludes professional and other fees incurred in connection with evaluation of a strategic acquisition, of $3.4 million for the first quarter of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  Diluted loss per share was $(0.14) compared to $(0.11) in the first quarter of fiscal year 2017. Adjusted diluted loss per share was $(0.08) compared to $(0.08) in the first quarter of fiscal year 2017 (see “GAAP and Non-GAAP Measures”).

  Adjusted EBITDA was $4.8 million compared to $4.2 million in the first quarter of fiscal year 2017 (see "GAAP and Non-GAAP Measures").

Second Quarter and Fiscal Year 2018 Outlook:

For the second quarter of fiscal year 2018, net sales are expected to be in the range of $199.0 million to $206.0 million based on a same store sales increase in the range of (2.0)% to 2.0% compared to the corresponding period of fiscal year 2017. Adjusted net income is expected to be in the range of $5.9 million to $7.1 million with adjusted diluted earnings per share of $0.14 to $0.17 on a weighted average of approximately 43.0 million estimated common shares outstanding.

For fiscal year 2018, net sales are expected to be in the range of $837.0 million to $860.0 million based on same store sales in the range of (1.0%) to 2.0% compared to fiscal year 2017. Adjusted net income is expected to be in the range of $23.8 million to $27.6 million with adjusted earnings per diluted share of $0.55 to $0.64 on a weighted average of approximately 43.0 million estimated common shares outstanding, when adjusted for the one-time expense incurred in connection with the announcement of the retirement of the Company’s former Chief Executive Officer, John Schaefer, in the first quarter of fiscal 2018 (see “GAAP and Non-GAAP Measures”).

Conference Call Information:

A conference call to discuss first quarter and fiscal 2018 financial results is scheduled for today, May 24, 2018, at 8:30 AM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA. We defined adjusted income from operations and adjusted net income as income from operations and net income, respectively, in each case, plus professional and other fees incurred in connection with the evaluation of a strategic acquisition, charges incurred in conjunction with the retirement of the Company’s former CEO, and the impact of the Tax Cuts and Jobs Act and prior year tax credits, as applicable.  Adjusted diluted earnings per share is diluted earnings per share excluding the impact of professional and other fees incurred in connection with the evaluation of a strategic acquisition, charges incurred in conjunction with the retirement of the Company’s former CEO and the impact of the Tax Cuts and Jobs Act prior year tax credits. We define Adjusted EBITDA as net income plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and other gains, losses and expenses that we do not believe are indicative of our ongoing expenses. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this release include, but are not limited to, statements regarding our strategic initiatives and our outlook for the second quarter and full fiscal year 2018.  Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations,  risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2018 which was filed with the SEC on March 29, 2018 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Investor Contact:
ICR, Inc.
Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended

	May 5, 2018	% of net sales	April 29, 2017	% of net sales

Net sales	$180,059	100.0%	$156,898	100.0%
Cost of goods sold	124,493	69.1%	108,283	69.0%
Gross profit	55,566	30.9%	48,615	31.0%

Operating expenses:
Selling, general and administrative expenses	59,216	32.9%	52,382	33.4%
Loss from operations	(3,650)	(2.0%)	(3,767)	(2.4%)
Interest expense	(3,557)	(2.0%)	(3,150)	(2.0%)
Loss before income tax benefit	(7,207)	(4.0%)	(6,917)	(4.4%)
Income tax benefit	1,379	0.8%	2,410	1.5%
Net loss	$(5,828)	(3.2%)	$(4,507)	(2.9%)

Earnings per share
Basic	$(0.14)		$(0.11)
Diluted	$(0.14)		$(0.11)

Weighted average shares outstanding
Basic	42,727		42,277
Diluted	42,727		42,277

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	May 5, 2018	February 3, 2018
Current assets:
Cash and cash equivalents	$2,379	$1,769
Accounts receivable, net	382	319
Merchandise inventories	306,201	270,594
Prepaid expenses and other	9,183	8,073
Total current assets	318,145	280,755
Property and equipment, net	94,809	94,035
Deferred income taxes	3,474	4,595
Definite lived intangible assets, net	-	276
Total assets	$416,428	$379,661

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$64,012	$36,788
Accrued expenses	58,089	50,602
Income taxes payable	967	2,586
Revolving line of credit	66,866	59,992
Current portion of long-term debt, net of discount and debt issuance costs	968	990
Current portion of deferred rent	4,703	4,593
Total current liabilities	195,605	155,551

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	132,142	132,349
Deferred rent credit, net of current portion	41,204	41,963
Total long-term liabilities	173,346	174,312
Total liabilities	368,951	329,863

Stockholders’ equity:
Common stock	428	426
Additional paid-in capital	83,068	82,197
Accumulated deficit	(36,019)	(32,825)
Total stockholders’ equity	47,477	49,798
Total liabilities and stockholders' equity	$416,428	$379,661

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	May 5, 2018	April 29, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,828)	$(4,507)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	4,387	3,490
Amortization of discount on debt and deferred financing fees	192	173
Amortization of Intangible	276	452
Change in deferred rent	(649)	624
Deferred taxes	237	885
Stock based compensation	1,572	650
Change in assets and liabilities:
Accounts receivable, net	(63)	29
Merchandise inventory	(35,607)	(42,019)
Prepaid expenses and other	(78)	(4,221)
Accounts payable	27,501	42,049
Accrued expenses	630	(3,115)
Income taxes	(1,619)	(3,342)
Net cash used in operating activities	(9,049)	(8,852)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,474)	(13,204)
Net cash used in investing activities	(4,474)	(13,204)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	6,874	17,094
Increase in book overdraft	8,358	6,359
Payment of withholdings on restricted stock units	(699)	(639)
Principal payments on long-term debt	(400)	(400)
Net cash provided by financing activities	14,133	22,414

Net change in cash and cash equivalents	610	358
Cash and cash equivalents at beginning of year	1,769	1,911
Cash and cash equivalents at end of period	$2,379	$2,269

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income (loss) from operations to adjusted income (loss) from operations:

	For the Thirteen Weeks Ended

	May 5, 2018	April 29, 2017
Loss from operations	$(3,650)	$(3,767)
Professional fees (1)	-	1,744
CEO Retirement (2)	2,647	-
Adjusted loss from operations	$(1,003)	$(2,023)

Reconciliation of GAAP net income (loss) and GAAP diluted weighted average shares outstanding to adjusted net income (loss) and adjusted weighted average shares outstanding:

Numerator:
Net loss	$(5,828)	$(4,507)
Professional fees (1)	-	1,744
CEO Retirement (2)	2,647	-
Less tax benefit	(399)	(677)
Adjusted net loss	$(3,580)	$(3,440)

Denominator:
Diluted weighted average shares outstanding	42,727	42,277

Reconciliation of loss per share:
Dilutive loss per share	$(0.14)	$(0.11)
Impact of adjustments to numerator and denominator	0.06	0.03
Adjusted diluted loss per share	$(0.08)	$(0.08)

Reconciliation of net income (loss) to adjusted EBITDA:
Net loss	$(5,828)	$(4,507)
Interest expense	3,557	3,150
Income tax benefit	(1,379)	(2,410)
Depreciation and amortization	4,663	3,942
Stock-based compensation expense (3)	435	650
Pre-opening expenses (4)	716	1,629
Professional fees (1)	-	1,744
CEO Retirement (2)	2,647	-
Adjusted EBITDA	$4,811	$4,198

(1) Professional and other fees incurred in connection with the evaluation of a strategic acquisition.
(2) Expenses incurred in conjunction with the retirement of our former CEO during Q1 2018.
(3) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance
Incentive Plan and employee stock purchase plan
(4) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of second quarter and 2018 full year guidance:

	Estimated Q2 '18		Estimated FY '18

	Low	High	Low	High

Numerator:
Net income	$4,400	$5,650	$20,100	$23,900
CEO Retirement(1)	-	-	2,248	2,248
Deferred Finance Cost Write-off(2)	1,479	1,479	1,479	1,479
Adjusted net income	$5,879	$7,129	$23,827	$27,627

Denominator:
Diluted weighted average shares outstanding	43,000	43,000	43,000	43,000

Reconciliation of earnings per share:
Diluted earnings per share	$0.14	$0.17	$0.47	$0.56
Impact of adjustments to numerator and denominator	-	-	0.09	0.09
Adjusted diluted earnings per share	$0.14	$0.17	$0.55	$0.64

(1)	Expenses incurred in conjunction with the retirement of our former CEO during Q1 2018, net of tax
(2)	Write-off of deferred financing fees associated with the amendment and restatement of our revolving line of credit and payoff of our term loan, net of tax